Exhibit 107

Calculation of Filing Fee Tables

Registration Statement on Form S-8

Acrivon Therapeutics, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	Other	2,148,679 (2)(3)	$2.98 (4)	$6,403,063 (4)	$.00011020	$706

Equity	Common Stock, par value $0.001 per share	Other	1,097,168 (5)	$12.50 (4)	$13,714,600 (4)	$.00011020	$1,511

Equity	Common Stock, par value $0.001 per share	Other	1,768,619 (6)	$14.90 (7)	$26,352,423 (7)	$.00011020	$2,904

Equity	Common Stock, par value $0.001 per share	Other	592,257 (3)(8)	$14.90 (7)	$8,824,629 (7)	$.00011020	$972

Equity	Common Stock, par value $0.001 per share	Other	215,000 (9)	$12.67 (10)	$2,724,050 (10)	$.00011020	$300

Total Offering Amounts					$58,018,765		$6,393

Total Fee Offsets							—

Net Fee Due							$6,393

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.001 (the “Common Stock”), that become issuable under the Registrant’s 2019 Stock Incentive Plan (the “Pre-IPO Plan”), 2022 Equity Incentive Plan (the “2022 Plan”), or 2022 Employee Stock Purchase Plan (the “2022 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the Pre-IPO Plan as of the date of this Registration Statement.

(3)

Pursuant to the terms of the 2022 Plan, any shares subject to outstanding awards originally granted under the Pre-IPO Plan that: (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are not issued because such stock award or any portion thereof is settled in cash; (iii) are forfeited back to or repurchased because of the failure to meet a contingency or condition required for the vesting of such shares; (iv) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (v) are withheld or reacquired to satisfy a tax withholding obligation, shall become available for future issuance pursuant to the 2022 Plan.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the weighted-average exercise price for such shares.

(5)	Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2022 Plan as of the date of this Registration Statement.

(6)	Represents shares of Common Stock reserved for issuance upon vesting of outstanding restricted stock unit awards granted under the 2022 Plan as of the date of this Registration Statement.

(7)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $14.90, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on November 15, 2022.

(8)

Represents shares of common stock reserved for future issuance under the 2022 Plan. The number of shares reserved under the 2022 Plan will automatically increase on the first day of each fiscal year, starting on January 1, 2023 and continuing through January 1, 2032, in an amount equal to 5.0% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year; provided, however, that the Registrant’s board of directors (the “Board”) may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares. The issuance of such shares is not being registered on this Registration Statement.

(9)

Represents shares of common stock reserved for future issuance under the 2022 ESPP. The number of shares reserved under the 2022 ESPP will automatically increase on the first day of each fiscal year, starting on January 1, 2023 and continuing through January 1, 2032, in an amount equal to 1.0% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year; provided, however, that the Board may act prior to January 1st of a given year to provide that there will be no increase for such year or that the increase for such year will be a lesser number of shares. The issuance of such shares is not being registered on this Registration Statement.

(10)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $12.67, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on November 15, 2022, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2022 ESPP.